Exhibit 99.3

Landair Holdings, Inc.

Condensed Consolidated Financial Statements
(Unaudited)

Six months ended June 30, 2018 and 2017

Landair Holdings, Inc.

Condensed Consolidated Financial Statements
(Unaudited)

Six months ended June 30, 2018 and 2017

Landair Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
	June 30 2018	December 31 2017
	(Unaudited)
Assets
Current assets:
Cash	$754	$-
Accounts receivable, less allowance for bad debts of $165 in 2018 and $150 in 2017	16,574	14,241
Advances to shareholders	15	54
Prepaid expenses	1,595	1,803
Other current assets	95	110
Total current assets	19,033	16,208

Property, plant, and equipment:
Revenue equipment	59,101	61,214
Other equipment	1,747	1,750
	60,848	62,964
Less accumulated depreciation	27,233	25,691
Net property, plant, and equipment	33,615	37,273

Assets held for sale, net of accumulated depreciation of $563 in 2018 and $655 in 2017	226	243
Other assets	22	22

Total assets	$52,896	$53,746

Landair Holdings, Inc.

Condensed Consolidated Balance Sheets (continued)

(In thousands)
	June 30 2018	December 31 2017
	(Unaudited)
Liabilities and shareholders’ equity
Current liabilities:
Checks outstanding in excess of bank balance	$-	$1,886
Line of credit with financial institution	15,512	11,020
Accounts payable	4,753	2,068
Accrued payroll and related items	3,202	2,619
Insurance and claims accruals	1,735	1,855
State income taxes payable	123	9
Other accrued expenses	1,329	1,306
Total current liabilities	26,654	20,763

Deferred state income taxes	653	1,668
Total liabilities	27,307	22,431

Shareholders’ equity:
Common stock, no par value ($0.01 stated value):
Authorized shares--1,000
Issued and outstanding shares--1,000	-	-
Additional paid-in capital	9,447	9,447
Retained earnings	16,142	21,868
Total shareholders’ equity	25,589	31,315
Total liabilities and shareholders’ equity	$52,896	$53,746

See accompanying Notes to Condensed Consolidated Financial Statements.

Landair Holdings, Inc.

Condensed Consolidated Statements of Income
(Unaudited)

(In thousands)
	Six months ended June 30
	2018	2017
Revenues:
Transportation revenues, before fuel surcharge	$56,933	$42,409
Transportation fuel surcharge	5,978	4,610
Handling charges	11,962	11,787
Total revenues	74,873	58,806

Operating expenses:
Salaries, wages, and employee benefits	31,585	24,817
Operations and maintenance	3,273	2,701
Revenue equipment rentals and purchased transportation	16,168	9,464
Fuel and fuel taxes	8,424	6,456
Depreciation, including gains and losses on disposition of property and equipment	3,886	4,116
Operating taxes and licenses	936	996
Insurance and claims	2,288	1,910
Communications and utilities	477	458
Other	5,844	3,529
Total operating expenses	72,881	54,447
Net income from operations	1,992	4,359

Interest expense	156	164
Net income before state income taxes	1,836	4,195

Net provision for state income tax benefit	646	449

Net income	$2,482	$4,644

See accompanying Notes to Condensed Consolidated Financial Statements.

Landair Holdings, Inc.

Condensed Consolidated Statements of Shareholders’ Equity

(Unaudited)

(In thousands, except share data)
			Additional
	Shares	Common	Paid-in	Retained
	Outstanding	Stock	Capital	Earnings	Total

Balance at January 1, 2017	1,000	$-	$9,447	$20,179	$29,626
Net income	-	-	-	4,644	4,819
Distributions to shareholders	-	-	-	(820)	(820)
Balance at June 30, 2017	1,000	$-	$9,447	$24,003	$33,625

Balance at January 1, 2018	1,000	$-	$9,447	$21,868	$31,315
Net income	-	-	-	2,482	2,482
Distributions to shareholders	-	-	-	(8,208)	(8,208)
Balance at June 30, 2018	1,000	$-	$9,447	$16,142	$25,589

See accompanying Notes to Condensed Consolidated Financial Statements.

Landair Holdings, Inc.

Condensed Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)
	Six months ended June 30
	2018	2017
Operating activities
Net income	$2,482	$4,644
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, including gains and losses on disposition of property and equipment	3,886	4,116
Provision for losses on receivables and revenue adjustments	27	16
Deferred state income tax benefit	(1,015)	(854)
Changes in operating assets and liabilities:
Accounts receivable	(2,360)	4,039
Other assets	15	10
Refundable state income taxes	-	535
Prepaid expenses	208	95
Accounts payable and accrued expenses	3,171	(148)
State income taxes payable	114	-
Net cash provided by operating activities	6,528	12,453

Investing activities
Purchases of property, plant, and equipment	(1,743)	(2,029)
Proceeds from disposals of property, plant, and equipment	1,532	1,034
Net cash used in investing activities	(211)	(995)

Financing activities
Change in checks outstanding in excess of bank balance	(1,886)	303
Net borrowings (repayments) on line of credit	4,492	(10,912)
Net repayments from (advances to) shareholders	39	(29)
Distributions to shareholders	(8,208)	(820)
Net cash used in financing activities	(5,563)	(11,458)

Net change in cash	754	-
Cash at beginning of period	-	-
Cash at end of period	$754	$-

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$165	$140
State income taxes, net of refunds	153	238

See accompanying Notes to Condensed Consolidated Financial Statements.

Landair Holdings, Inc.

Notes to Condensed Consolidated Financial Statements
(Unaudited)

Six months ended June 30, 2018 and 2017

1. Company Description

Landair Holdings, Inc.’s (the Company) operations consist primarily of transportation services. The Company is an irregular route, high-service truckload carrier and logistics services provider that transports or manages the transportation of a wide range of commodities in both intrastate and interstate commerce. The Company provides dry van common carrier and dedicated contract carriage for shippers of a variety of products in the medium and short-haul markets throughout the Eastern United States of America. The Company also provides dedicated logistics services and warehousing and logistic inventory management services to customers at several locations throughout the Southeastern United States.

2. Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) for interim financial statements. Accordingly, they do not include all the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2018 are not necessarily indicative of the results that may be expected for the year ended December 31, 2018. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company for the year ended December 31, 2017.

The accompanying condensed consolidated balance sheet at December 31, 2017 has been derived from the audited consolidated financial statements at that date but does not include all the information and footnotes required by GAAP for complete financial statements

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company’s subsidiaries, all of which are wholly owned. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Landair Holdings, Inc.

Notes to Condensed Consolidated Financial Statements (continued)
(Unaudited)

2. Significant Accounting Policies (continued)

Recognition of Revenue

Transportation revenue and related costs are recognized as of the date shipments are completed.

For shipments where a third-party capacity provider (including independent contractors under contract with the Company) is utilized to provide some or all of the service and the Company (i) is the primary obligor in regard to the shipment delivery, (ii) establishes customer pricing separately from carrier rate negotiations, (iii) generally has discretion in carrier selection, and/or (iv) has credit risk on the shipment, both revenues for the services billed to the customer and transportation costs paid to the third-party provider upon the shipment’s delivery are recorded. In the absence of the conditions listed above, revenues are recorded net of those expenses related to third-party providers.

The Company charges one rate for both inbound and outbound inventory handling services. Recognition of revenues for the outbound portion of the charge is deferred and recognized when the products are shipped. Other revenues are recognized upon delivery of product or upon providing services to customers.

Self-Insurance Loss Reserves

Given the nature of the Company’s operating environment, the Company has, and in the future may, become subject to vehicle liability claims. The Company maintains insurance for individual vehicle claims (including related bodily injury and property damage claims) exceeding $250,000. The Company also maintains insurance coverage for health insurance claims over a certain amount per claim and became fully insured for all workers’ compensation claims effective March 2013.

The Company remains liable, subject to the limits discussed above, for vehicle liability claims incurred. The amount of loss reserves and loss adjustment expenses related to these claims is determined based on an estimation process that uses information obtained from both Company-specific and industry data, as well as general economic information. The estimation process requires management to continuously monitor and evaluate the life cycle of these outstanding claims and estimate the ultimate settlement costs of these claims.

Landair Holdings, Inc.

Notes to Condensed Consolidated Financial Statements (continued)
(Unaudited)
2. Significant Accounting Policies (continued)

Property, Plant, and Equipment

Property, plant, and equipment is stated at cost. Depreciation of property is calculated based upon the cost of the asset, reduced by its estimated salvage value, using the straight-line method over the estimated useful lives as follows:

Revenue equipment	5-10 years
Other equipment	3- 5 years

Expenditures for normal repairs and maintenance are expensed as incurred.

Income Taxes

The Company has elected S Corporation status and, therefore, is not subject to federal income taxes and to state income taxes in certain states in which the Company operates; however, earnings and losses are allocable to the shareholders in proportion to their respective ownership interests. The Company is, however, subject to state income taxes in certain states in which the Company operates.

Subsequent Events Review

In preparation of the accompanying condensed consolidated financial statements, management has evaluated subsequent events through September 19, 2018, the date the unaudited condensed consolidated financial statements were available for issuance.

Recently Issued Accounting Standards

In May 2014, the Financial Accounting Standards Board (the FASB) issued Accounting Standards Update (ASU) 2014-09 Revenue from Contracts with Customers, to supersede nearly all existing guidance under GAAP. The FASB subsequently issued other ASU’s relating to ASU 2014-09, which deferred the effective date and made certain clarifications to ASU 2014-09. This new standard and its subsequent amendments requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for these goods or services. An entity also should disclose sufficient quantitative and qualitative information to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. ASU 2014-09, as amended, is effective for non-public companies for periods beginning after December 15, 2018. The Company has not yet fully determined the effect this new standard will have on its current policies for revenue recognition.

Landair Holdings, Inc.

Notes to Condensed Consolidated Financial Statements (continued)
(Unaudited)

2. Significant Accounting Policies (continued)

Recently Issued Accounting Standards (continued)

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes the guidance in FASB ASC Topic 840, Leases, and makes other conforming amendments to GAAP. ASU 2016-02 requires, among other changes to the lease accounting guidance, lessees to recognize most leases on-balance sheet via a right of use asset and lease liability, and additional qualitative and quantitative disclosures. ASU 2016-02 is effective for non-public companies for reporting periods beginning after December 15, 2019, permits early adoption, and mandates a modified retrospective transition method. While the Company continues to evaluate the provisions of the new guidance to determine how it will be affected, the primary effect of adopting the new standard will be to record assets and obligations for certain operating leases. The adoption is not expected to have a material impact on the Company’s results of operations or cash flows.

The Company does not expect the adoption of any other recently issued accounting standards to have a material impact on its consolidated results of operations, financial position, or cash flows.

3.	Leases

The Company has short-term operating lease agreements with WLC Properties (WLC), a business owned by the Company’s Chairman and Tweed Enterprises, LLC, which in turn is owned by a trust established in the name of Chief Executive Officer’s children, to lease certain facilities. The Company had a total rent expense to WLC of $405,000 for the six months ended June 30, 2018 and 2017.

During 2017, the Company assumed certain operating lease agreements for revenue equipment that expire on various dates through 2024. The Company also has operating lease agreements for warehouse space that expire on various dates through 2020. These leases contain renewal options for periods ranging from three to ten years.

Additionally, the Company routinely leases various revenue equipment under short term operating lease agreements. Total lease expense was approximately $2,981,000 and $1,862,000 for the six months ended June 30, 2018 and June 30, 2017, respectively.

Landair Holdings, Inc.

Notes to Condensed Consolidated Financial Statements (continued)
(Unaudited)

3. Leases (continued)

Scheduled future minimum lease payments for the years after June 30, 2018, excluding certain maintenance costs, related to the operating leases with initial or remaining terms in excess of one year are as follows (in thousands):

2019	$3,010
2020	2,114
2021	952
2022	517
2023	267
Thereafter	110
Total future minimum lease payments	$6,970

4.	Other Transactions with Related Parties

Sky Night, LLC (Sky Night) is owned by the Company’s Chairman. Sky Night provided administrative services and pilots for travel using the Company’s airplane. The Company also charters an aircraft owned by Sky Night on an as-needed hourly basis. The Company’s total expense to Sky Night was $35,000 and $51,000 for the six months ended June 30, 2018 and 2017.

Truck Parts Service, LLC, a business owned by the Company’s Chairman and Chief Executive Officer, owned a 49% interest of Landmark Trucks, LLC (Landmark) through December 31, 2017, at which time its interest in Landmark was sold. The Company purchased equipment and maintenance services from Landmark, which totaled approximately $1,994,000 during the six months ended June 30, 2017. The Company also leases certain revenue equipment from Landmark under an agreement classified as an operating lease that expires in 2019. The Company had lease expense under this operating agreement of approximately $83,000 during the six months ended June 30, 2017.

5. Commitments and Contingencies

Claims

The primary claims in the Company’s business are property damage and vehicle liability. The Company’s insurance coverage for individual vehicle claims (including related bodily injury and property damage claims) provides for self-insurance levels with primary and excess coverage which management believes to be sufficient to adequately protect the Company from catastrophic claims.

Landair Holdings, Inc.

Notes to Condensed Consolidated Financial Statements (continued)
(Unaudited)

5. Commitments and Contingencies (continued)

Claims (continued)

Although management has provided their best estimate of the claims liability, the ultimate amount of the liability for these claims cannot be determined at this time, and the estimate could change materially within the near term. Although possible, management, based on historical experience, does not anticipate that future revisions will have a material impact of the Company’s financial position. Revisions in estimated claims liability are made in the year in which circumstances requiring the revision become known.

Letters of Credit

The Company had unused letters of credit outstanding totaling approximately $2,762,000 at June 30, 2018, all of which relate to obligations carried on the consolidated balance sheet. The majority of the outstanding letters of credit relate to the Company’s vehicle and workers’ compensation claim reserves.

Other

In the normal course of business, the Company is also involved in various additional lawsuits, claims and other legal matters. The Company is of the opinion that the outcome of such lawsuits, claims and other legal matters will not have a material impact on the Company’s future financial position, results of operations, or cash flows.

6. Subsequent Event

On July 3, 2018, all the Company’s issued and outstanding stock was sold to Covenant Transportation Group, Inc. for approximately $91.2 million in cash and the assumption of approximately $15.5 million of debt, with additional purchase price to be determined if the buyers elect for the transaction to be accounted for in accordance with Internal Revenue Code Section 338(h)(10).

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